UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 21, 2024, Nuburu, Inc. (the “Company”) determined that investors should no longer rely on financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, originally filed with the SEC on April 15, 2024 (as amended, the “Original 10-K”) and amended on April 29, 2024 ("Amendment No. 1"), August 12, 2024 ("Amendment No. 2") and September 6, 2024 ("Amendment No. 3")as of and for the year ended December 31, 2023 (including the comparative period therein as of and for the year ended December 31, 2022) and for each of the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, March 31, 2024 and June 30, 2024 (the "Affected Periods"). The Company intends to promptly restate financial statements for the Affected Periods:

(i)
as of and for the year ended December 31, 2022 (i.e. the comparative period included in the Original 10-K) to (i) increase the loss, and associated current liability, related to the change in the fair value of certain convertible notes issued during 2022 and early 2023, prior to the consummation of the Company's initial public offering, which automatically converted into common stock upon the closing of such initial public offering (the "Legacy Nuburu Convertible Notes"), and (ii) (a) reclassify the Company's convertible preferred stock that is redeemable at a future point in time from permanent equity to mezzanine equity and (b) increase the value of such preferred stock to reflect its redemption value.
(ii)
as of and for the year ended December 31, 2023, including the interim periods therein as of March 31, 2023, June 30, 2023 and September 30, 2023, and as of March 31, 2024 and June 30, 2024, to (i) reclassify the Company's convertible preferred stock that is redeemable at a future point in time from permanent equity to mezzanine equity, and (ii) increase the carrying value of such preferred stock to reflect its redemption value. Additionally, the impact of the recording of the loss related to the change in the fair value of the Legacy Nuburu Convertible Notes for the year ended December 31, 2022 described above will be reflected as an adjustment to accumulated deficit and additional paid-in capital for these periods.

The restatement will not impact total net cash flows from operating, investing or financing activities.

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) discussed the basis for the restatement and matters described in this report with the Company’s independent registered public accounting firm, WithumSmith+Brown, PC (“Withum”).

The Company’s management has also concluded that there was a material weakness in internal control over financial reporting during the Affected Periods and, accordingly, that the Company’s internal control over financial reporting was not effective during the Affected Periods. Accordingly, the report of Withum as of December 31, 2023, dated April 15, 2024, and included in the 2023 Form 10-K, as amended, should no longer be relied upon.

The Company intends to promptly restate the financial statements relating to the Affected Periods contained in (i) the Original 10-K, (ii) the Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2024 and (iii) the Quarterly Report on Form 10-Q as of and for the three and six months ended June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	October 23, 2024	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Executive Officer